SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: February 11, 2009
(Date of earliest event reported)

IMPART MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

           Item 1.03 Bankruptcy or Receivership.

On January 29, 2009, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered an Order Confirming the Plan of Reorganization (the “Order” and the “Plan”, which are attached hereto) of Impart Media Group, Inc. (“Impart” or the “Company”).  This summary highlights certain substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for, a full and complete reading of the Plan.  Please note that all defined terms have the meaning provided in the Plan itself. The Plan was proposed by the Company and the Creditor Proponents.  .  The Plan went effective on February 11, 2009.  Below is a summary of the matters to occur on or after the Effective Date pursuant to the Plan.

           (1)  All equity Interests in the Company, including without limitation common stock, preferred stock and all warrants, were cancelled.

           (2)  All current directors and officers were removed and replaced by the appointment of Barry Eisenberg as the sole director and officer.  The Reorganized Debtor, new Impart, shall issue ten (10) shares of common stock to Mr. Eisenberg.

           (3)  The certificate of incorporation and by-laws of the Company shall remain in full force as the certificate of incorporation and by-laws for the Reorganized Debtor.

           (4)  All Administrative Claimants and Creditors of the Company, other than the Creditor Proponents, shall receive their Cash payment or distribution as provided for in the Plan.  Such payments shall be made by the Disbursing Agent appointed under the Plan, Finkel Goldstein Rosenbloom & Nash LLP succeeded by Goldberg Weprin Finkel Goldstein LLP.

           (5)  The Creditor Proponents shall receive unregistered stock in the Reorganized Debtor, in accordance with Bankruptcy Code § 1145, in an amount and at a time to be determined pursuant to the Plan.  It is anticipated that they will receive their stock in conjunction with a Business Combination to take place within one year of the Effective Date.

           The assets and liabilities of the Company as the date of the Order are as set forth in the Disclosure Statement filed with the Bankruptcy Court, which is attached hereto.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Bankruptcy Court’s entry of the Order, described in Item 1.03 of this Form 8-K, resulted in the removal of Joseph F. Martinez from his position as director and Chief Executive Officer, Larry Calkins, Ronald Elgin, Joachim Kempin from their positions as directors, and Laird Laabs from his position as President of the Company.

Under the Plan, Barry Eisenberg was appointed as the sole officer and director of the Company. Mr. Eisenberg has extensive work experience, including roles with top-tier investment banking and consulting firms, including Morgan Stanley, Bear Stearns, and PricewaterhouseCoopers.  Mr. Eisenberg has an M.B.A. in Finance from Baruch College’s Zicklin School of Business, and a B.A. in Managerial Economics from Union College in Schenectady, NY.

Section 9 – Financial Statements and Exhibits

           Item 9.01 Financial Statements and Exhibits

Exhibit No.                                           Description                                                                           Date Filed

2.4                                Order Confirming Plan Of Reorganization                                           Filed herewith
2.5                                Plan Of Reorganization                                                                           Filed herewith
99.2                              Disclosure Statement                                                                              Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPART MEDIA GROUP, INC.

Date: February 26, 2009	By:	/s/ Barry Eisenberg
Barry Eisenberg
Executive Officer and Director